SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report - April 20, 2004
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                        (Date of Earliest Event Reported)



                              EQUITY ONE ABS, INC.
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             (Exact Name of Registrant as specified in its charter)



       Delaware                        333-104580               52-2029487
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(State of Incorporation)        (Commission File No.)    (IRS Employer I.D. No.)


     103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (302) 478-6160

Item 5.  Other Events
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Filing of Computational Materials
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     Pursuant to Rule 424(b) under the Securities Act of 1933, subsequent to the filing of this Current Report on Form 8-K (the "Form 8-K"), Equity One ABS, Inc. (the "Company") is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Mortgage Pass-Through Certificates, Series 2004-2.

     In connection with the offering of the Mortgage Pass-Through Certificates, Series 2004-2, Wachovia Capital Markets, LLC ("Wachovia"), as co-underwriter of the publicly offered certificates, has prepared certain materials (the "Wachovia Computational Materials") for distribution to its potential investors. Although the Company provided Wachovia with certain information regarding the characteristics of the Loans in the related portfolio, the Company did not participate in the preparation of the Wachovia Computational Materials.

     For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

     99.1 Wachovia Computational Materials.




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* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus and the prospectus supplement of Equity One ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2004-2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EQUITY ONE ABS, INC.



                                        By: /s/ James H. Jenkins
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                                        James H. Jenkins
                                        Executive Vice President & CFO


Dated:  April 22, 2004

Exhibit Index
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Exhibit
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99.1 Wachovia Computational Materials.